Exhibit 10.25

Second AMENDMENT to Convertible Promissory Note

THIS AMENDMENT, dated as of May 15, 2013 (this “Amendment”) to the Convertible Promissory Note referred to below is entered into by and between American Sands Energy Corp., a Delaware corporation, (the “Company”) and Bleeding Rock, LLC, a Utah limited liability company (the “Lender”).

WHEREAS, GreenRiver Resources Corp., a Canadian corporation (“GRC”), issued the Convertible Promissory Note dated May 31, 2011, in the principal amount of US$214,281.40 to Bleeding Rock (the “Note”);

WHEREAS, in connection with the closing of the Stock Exchange Agreement dated April 29, 2011, as amended, between GRC and the predecessor to the Company, the Company assumed the obligations of GRC under the Note;

WHERAS, the Note was amended August 9, 2012;

WHEREAS, the parties hereto wish to further amend the Note as provided below.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Definitions. Reference is hereby made to the Note for a statement of the terms thereof. All terms used in this Amendment which are used but not otherwise defined herein shall have the same meanings herein as set forth in the Note.

SECTION 2. Amendments.

(a) Amendment to Section 1 (Payments of Principal and Interest). Section 1 of the Note is amended to provide that interest will accrue through December 31, 2012, and thereafter, interest shall cease to accrue.

(b) Amendment to Section 6.1 (Conversion Right). Section 6.1 of the Note is amended to read as follows:

“Lender shall have the option at any time prior to the Due Date to convert all, but not less than all, of the principal amount of the Note and all accrued interest thereon into 535,704 shares of common stock of the Company. At the time of conversion, at the election of the Lender, the Company will pay to Lender an amount in cash equal to the amount Lender owes in taxes in connection with the receipt of shares upon conversion in payment of this Note as provided above. This cash payment will be made at the time of conversion. There will be a dollar for dollar reduction in shares issued in connection with payments by the Company for such taxes. In addition, Lender shall have the right, at any time, to convert this Note as provided above.”

1

SECTION 3. Effective Date. The effective date of this Amendment shall be January 1, 2013.

SECTION 4. Limited Waiver. The Lender hereby grants to the Company a limited waiver of the obligation to convert the Note prior to the date of this Amendment.

SECTION 5. General Provisions.

(a) Except as amended hereby, the Note shall continue to be, and shall remain, in full force and effect. This Amendment shall not, except as otherwise provided herein, be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the parties may now have or may have in the future under or in connection with the Note, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) The terms of the Note are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

[Signature page follows]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer thereunto duly authorized, as of the respective dates set forth below.

American Sands Energy Corp.

By /s/ Andrew F. Rosenfeld
Andrew F. Rosenfeld, President

Bleeding Rock, LLC

By /s/ William C. Gibbs
William C. Gibbs, Managing Member

3